UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 29, 2005

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 29, 2005, GigaBeam Corporation (the “Company”) entered into an agreement (the “Agreement”) with AIXTEK, Inc. (dba Eaton and Associates) (“Eaton and Associates”) for the purchase and sale of twenty (20) wireless communications links. The Agreement provides for installation by Eaton and Associates of the 20 links at its customers’ locations no later than September 30, 2006 and installation of an initial link no later than September 30, 2005 (which link was previously delivered, installed and accepted prior to September 30, 2005). Each link is subject to site surveys, approved installation plans and a minimum customer acceptance period. GigaBeam may observe Eaton and Associates installation activities and provide installation certification training for a fee. Failure by Eaton and Associates to accept 20 links by September 30, 2006 triggers a cash penalty equal to a specified dollar amount (which varies depending upon the number of links accepted by Eaton and Associates) multiplied by the number of links accepted by Eaton and Associates. Pricing under the Agreement includes certain volume discounts. Subject to Eaton and Associates purchasing minimum link quantities under another future agreement with GigaBeam, Eaton and Associates is eligible for further volume discounts under the Agreement. At the election of Eaton and Associates, GigaBeam may provide link monitoring and maintenance services for a monthly fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation (Registrant)

By:	/s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel

Date: October 5, 2005